Exhibit 21.1

Waters Corporation and Subsidiaries

12/31/2017

Waters Corporation (Delaware)

Waters Technologies Corporation (Delaware)

Waters Australia PTY LTD.

Waters A/S (Denmark)

Waters AG (Switzerland)

Waters NV (Belgium)

Waters Cromatografia SA (Spain)

Waters SA de CV (Mexico)

Waters Technologies do Brasil Ltda (Brazil)

Waters Ges.MBH (Austria)

Waters Kft (Hungary)

Waters Sp.Zo.o (Poland)

Waters OOO (Russia)

Waters SAS (France)

Waters Sverige AB (Sweden)

Waters Limited (Canada)

TA Instruments-Waters LLC (Delaware)

Environmental Resource Assoc., Inc. (Colorado)

Waters India Pvt. Ltd.

Waters Asia Limited (Delaware)

Waters Korea Limited (Korea)

Waters China Ltd. (Hong Kong)

Waters Technologies (Shanghai) Ltd (China)

Waters Pacific Pte Ltd (Singapore)

Waters Analytical Instruments Snd Bhd (Malaysia)

Waters Holdings Corporation (Delaware)

Nihon Waters K.K. (Japan)

TA Instruments Japan, Inc. (Japan)

Waters SpA (Italy)

Waters Finance V LLC (Delaware)

Waters Technologies International Limited (Cayman) (1)

Waters Global International Limited (Cayman) (1)

Waters Global Technologies Limited (UK) (1)

Waters Milford Limited (UK) (1)

Milford International Limited (UK) (1)

Waters Global Limited (UK) (1)

Waters European Investments LLC

Milford International Limited

Manchester International Limited

Melbourne International Limited

MM European Holdings LLP (UK) (1)

Waters Technologies Holdings Limited (Ireland)

Waters Celtic Holdings Ltd (Ireland)

Waters Chromatography Ireland Ltd (Ireland)

Waters Technologies Ireland Ltd (Ireland)

Waters Romania Srl

Waters GmbH (Germany)

Expert Systems Solutions Srl (Italy) (1)

Waters Luxembourg SARL (Luxembourg)

Waters (TC) Israel Ltd.

Micromass Holdings Ltd. (UK)

ULSP BV (Netherlands)

Waters Chromatography BV (Netherlands)

Waters Chromatography Europe BV (Netherlands)

Waters Tech. LC-MS Unapessol Lda (Portugal)

Micromass Ltd. (UK)

Waters Limited (UK)

PRA Europe Limited (UK) (1)

Micromass UK Ltd. (UK)

Waters Research Center Kft (Hungary)

MPE Orbur (UK)

      Midland Precision Equipment Co Ltd (UK)

All subsidiaries are 100% owned unless otherwise indicated.

(1)	Dormant